Consent of Independent Auditors

The Board of Directors of Aetna Life Insurance and Annuity Company and Contractholders of Aetna Variable Annuity Account C:

We consent to the use of our reports dated February 4, 1997 and February 14, 1997 incorporated herein by reference in Registration Statement (No. 33-75964) on Form N-4 and to the references to our firm under the heading "Independent Auditors" in the statement of additional information.

                                                    /s/ KPMG Peat Marwick LLP
Hartford, Connecticut
February 9, 1998